As filed with the Securities and Exchange Commission on  February 17 2015

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Global Technologies Corp.

(exact name of Registrant as specified in its charter)

Delaware	7310	47-1685128
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Yair David Guttman

Maale Amos 40
Maale Amos, 90966 Israel
(Address, including zip code, and telephone number, including area code,

of Registrant's principal executive offices)

Global Technologies Corp.

108 West 13th Street

Wilmington, Delaware 19801

Tel. 302-266-9367 - 302-266-9367

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

Copies of communication

Thomas J. Craft, Jr., Esq.

5420 North Ocean Blvd.

Suite 2102

Singer Island, FL 33404

Fax: 561-848-2279

and

Office of Richard Rubin

40 Wall Street, 28th Floor

New York, NY 10005

Fax: 212-658-9867

to:

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same Offering. [ ]

 If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same Offering. The Offering will terminate 180 days after this Registration Statement is declared effective by the Securities and Exchange Commission. [ ]

Indicate by check mark whether Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller fully reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller fully - reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated Filer	[ ]
Non-accelerated filer	[x]	Smaller fully- reporting company	[x]
(Do not check if a smaller reporting company)

Calculation of Registration Fee

		Proposed	Proposed	Amount
Title	Amount	Maximum	Maximum	of
Of Securities	to be	Offering Price	Aggregate	Registration
To be Registered	Registered	Per Share	Offering Price (1)	Fee (1)
Common Stock, par value $0.0001 per share (1)	1,000,000	$0.04	$40,000	$5

(1) Estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

Global Technologies Corp. (the "Registrant," "we," "us," "our" or the "Company") does not intend to escrow any funds received through this Offering. Upon the receipt of funds as the result of a completed sale of Shares of our common stock, par value $0.0001 per share (the "Shares") being offered pursuant to an effective Registration Statement (the "Registration Statement"), those funds will be placed into our corporate bank account and may be used at the discretion of the management, from time to time (as per Item 501(b)(8)(iii) of Regulation S-K).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND IS SUBJECT TO COMPLETION AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus Subject To Completion: Dated February 17 2015

Global Technologies Corp.

Up to a Maximum of 1,000,000 Shares of Common Stock at a Price of $0.04 Per Share

Global Technologies Corp. (the "Registrant," "we," "us," "our" or the "Company") is offering for sale a maximum of 1,000,000 shares of common stock, par value $0.0001 (the "Shares") in a self-underwritten offering by our management directly to the public (the "Offering") at a price of $0.04 per Share (the "Offering Price"). There is no minimum amount of Shares that we must sell in our direct, self-underwritten Offering and, as a result, no minimum amount of proceeds need to be raised from the Offering. No arrangements have been made to place any investor funds into escrow or any similar account and, upon receipt, all Offering proceeds will be deposited into our operating account and used to fund our business and operations.

Because our Offering is being made directly by management, theOffering is without any underwriting discounts or commissions. The purchase price is $0.04 per share. If all 1,000,000 Shares are not sold within 180 days from the date hereof, (which may be extended an additional 90 days at our sole discretion), the Offering for the balance of the Shares will terminate and no further Shares will be sold. If all of the Shares offered by us are purchased, the gross proceeds to us will be $40,000. This is our initial public offering and no public market currently exists for Shares of our common stock.

We intend for our common stock to be offered and sold by our Officers and Directors. Such persons will not be paid any commissions for such sales. We will pay all expenses incurred in this Offering, including legal, accounting and filing fees, among other expenses, which are estimated to total approximately $11,500_____.

The Offering will will commence on the date that the Securities and Exchange Commission (the "SEC") declares this Registration Statement effective (the "Effective Date") and wil terminate 180 days after this Registration Statement is declared effective by the SEC (the "Offering Period"). However, we may extend the Offering Period for up to 90 additional days following the expiration of the 180 day Offering Period.

At present, our Shares of common stock are not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" .

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

BECAUSE THERE IS NO MINIMUM NUMBER OF SHARES REQUIRED TO BE SOLD IN ORDER TO CLOSE THIS OFFERING, PROCEEDS FROM THIS OFFERING WILL NOT BE HELD IN ESCROW AND WILL BE IMMEDIATELY AVAILABLE FOR OUR USE, WITHOUT CONDITION, REGARDLESS OF THE AMOUNT OF PROCEEDS RAISED. IF WE FILE FOR BANKRUPTCY PROTECTION, OR A PETITION FOR INVOLUNTARY BANKRUPTCY IS FILED BY CREDITORS AGAINST US, YOUR FUNDS WILL BECOME PART OF THE BANKRUPTCY ESTATE AND ADMINISTERED ACCORDING TO THE BANKRUPTCY LAWS. AS SUCH, YOU WILL LOSE YOUR INVESTMENT AND YOUR FUNDS WILL BE USED TO PAY CREDITORS. THE COMPANY WILL NEED TO RAISE NET PROCEEDS OF APPROXIMATELY $8,500 IN ORDER TO ALLEVIATE THE NEED TO FILE FOR PROTECTION UNDER BANKRUPTCY LAWS UNDER THE UNITED STATES BANCRUPCY CODE AS AMOUNTS RAISED LESS WILL CAUSE THE BUSINESS TO FAIL IF THE DIRECTOR WILL BE UNABLE TO FUND THE COMPANY.

The information in this prospectus is not complete and may be changed. This prospectus is included in the Registration Statement that was filed by us with the Securities and Exchange Commission ("SEC"). We may not sell these securities until the Registration Statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Company is a SHELL Company as defined in Rule 405 pof Regulation C romulgated by the SEC under the Securities Act.

The date of this preliminary prospectus is February 17 2015

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TABLE OF CONTENTS

Prospectus Summary	3
Our Company	3
Our Direct Public Offering	4
The Offering	5
Selected Summary Financial Data	6
RISK FACTORS	6
RISKS RELATING TO OUR COMPANY	7
Use of Proceeds	18
Percent of Net Proceeds Received	19
Determination of Offering Price	20
Dilution	20
Our Business	20
General Development	20
THIRD-PARTY MANUFACTURERS
INTELLECTUAL PROPERTY	22
COMPETITION	22
Patent, Trademark, License & Franchise Restrictions	23
Contractual Obligations & Concessions	23
Employees	23
Transfer Agent	23
Research and Development	24
Description of Property	24
Management's Discussion	24
Analysis or Plan of Operation	24
Plan of Operation	24
General Working Capital	27
Quantitative and Qualitative Disclosures about Market Risk.	27
Analysis of Financial Condition and Results of Operations	27
Other	27
Recently Issued Accounting Pronouncements	28
Off-Balance Sheet Arrangements	28
Inflation	28
Market for Common Equity	28
Related Stockholder Matters	28
Market Information	28
Security Holders	28
Dividend Policy	29
Securities Authorized Under Equity Compensation Plans	29
Directors, Executive Officers, Promoters	29
Control Persons	29
Directors and Executive Officers	29
Audit Committee and Financial Expert	30
Code of Ethics	30
Potential Conflicts of Interest	30
Involvement in Certain Legal Proceedings	30
Executive Compensation	30
SUMMARY COMPENSATION TABLE	30
Option/SAR Grants	31
Long-Term Incentive Plans and Awards	31
Compensation of Directors	31
Employment Contracts, Termination of Employment	31
Change-in-control Arrangements	31
Certain Relationships and Related Transactions	31
Director Independence	32
Security Ownership of Certain Beneficial Owners and Management	32
Legal Proceedings	32
Description of Securities	32
Our Common Stock	33
Our Preferred Stock	33
Plan of Distribution	34
OFFERING PERIOD AND EXPIRATION DATE	36
PROCEDURES FOR SUBSCRIBING	36
Right to Reject Subscriptions	36
Underwriters	36
Regulation M	36
Section 15(G) of the Exchange Act	36
Changes In and Disagreements with Accountants On Accounting And Financial Disclosure	36
Indemnification for Securities Act Liabilities	37
Legal Matters	37
Experts	37
Interest of Named Experts and Counsel	37
Available Information	38
Information Not Required in Prospectus	40
Signatures	43
Exhibits Table	44

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Prospectus Summary

The following summary highlights selected material information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements, and the notes to the financial statements.

Our Company

All references to "we," "us," "our," or similar terms used in this prospectus refer to Global Technologies Corp. Our fiscal year ends on December 31.

We were incorporated in the State of Delaware on July 28, 2014 and are a development stage company. Our Company's business plan involves the development of a software solution that will connect via Bluetooth or similar technology (our "Back Office Software") to a Tablet or iPad that is connected to the cash register at a wide variety of retail outlets (our "Vendors"). Our plan is to market and sell Vendors licenses for our Back Office Software to Vendors based upon a Vendoryearly service package. The Back Office Software will run on a standard Tablet, connected via Bluetooth, cable, or other technology to the Vendor’s computerized cash register. Vendors will have the option for using other devices such as an iPad or laptop.

In standard operation, after the cash register tallies the total purchase for each client, the receipt is saved to the network where it can be accessed at any time. For our solution, the Vendor will configure the cash register to save the receipt to the Tablet (or other device, as detailed above). The receipt will automatically be saved in a file with a configurable name to include such elements as the time and date, name of the store, etc. The Back Office Software running on the Tablet will archive the receipt. It will also transfer it to theapplication running on the end user’s iPhone or similar device ("SmartPhone". The transfer will be accomplished by Bluetooth or through use of a cable connection. Once the receipt is transferred to the purchaser’s Smartphone, in a non-editable format such as an image or protected PDF format, it will be logged into the Front Office. The end user can configure the Front Office application to store receipts by month, location or other customizable settings. Each receipt will be saved under a unique file name which will should include the date and time stamp. One of the main benefits of this solution will be the elimination of a paper receipt. Once the receipt has been transferred to the purchaser electronically, there is no need to print the receipt at the store and it is less likely that the receipt will be misplaced. The Front Office application, located on the purchaser’s Smartphone, will have an interface for the end-user that will enable them to sort, view, delete or email receipts that have been saved to their iPhone. In this way, the end-user should be able to print the receipt if necessary, but avoid printing and save paper, if the receipt is only used for reference purposes.

To promote the solution, initially planned for iOS operating systems running on iPhone and iPad devices, the Company will create a website from which Vendors can purchase the Back Office and from which users can download the Front Office application, which we believe will be offered at no cost. The company will generate income via a yearly service charge to Vendors and advertisements that appear while the application is in use.

While the Company's operations will be based in Israel, we anticipate that our Back Office Solutions can and will be marketed globally. The Company also expects to build a website which will serve as both a base for marketing as well as offers of customer service. The website, which has not been designed yet, should include a Knowledge Base with articles detailing use and benefits of the application and may include a Partner Portal to allow Vendors to sign up and get additional technical support regarding setup and configuration of the Back Office application required to communicate between the store’s computer cash register and the tablet hosting the back office application. The company plans to work with an outside development team and web developer to create the guidelines for an initial design, or prototype, of the full solution, including the Back and Front Office parts of the solution, and then license the idea to a third party for development, global marketing, and management. At this time, we do not anticipate any hardware-related requirements other than a standard device such as a laptop or tablet that will connect via USB to the Vendor’s cash register, and the end-user’s personal Smartphone, currently planned for iOS systems running on iPhone devices.

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It is likely that we will have to engage marketing and social media experts to determine the best way to promote the application, the website, and the brand of our offering. In later stages of the development of the product, development teams may be needed to assess the feasibility of also developing this solution for Android-based devices such as standard Tablets and Smartphones. We will also need to hire user interface experts to optimize the graphic user interface of both the Back Office Software and the Front Office application seen by iPhone and iPad users.

In addition to application-specific advertising on the website and within the end-user application, we plan to monetize the site through several means including topic-based advertisement; local, national, global and corporate sponsors, and more. While the base service will be free to end-users, additional for-pay services may be added both on the site and for the Vendors. Cloud-based service accounts can be offered to end-users to enable them to store their records in a place that can then be accessed by their other devices and computers simply by logging into the repository and accessing a secure, password-protected account. Our third party licensing partner will need to define the terms of this service in terms of cost, length of time the service is offered, etc.. A full set of for-pay end-user benefits will need to be discussed with the development agency we hire. Some of the initially planned features may need to be shifted to later development cycles. Certain features of the proposed services for both Vendor and end-users may not be developed without proper funding.

We are currently a SHELL company and will need to raise gross proceeds of at least $32,000 from this Offering, representing the sale of at least 750,000 Shares or 75% of the Shares subject to the Offering, in order to commence our operations. Our auditors have issued an audit opinion which includes a statement describing our going concern status. Our financial status creates substantial doubt as to whether we will be able to continue as a going concern. Investors should note that we have not generated any revenues to date, and that we do not yet have any services available for sale.

The Company has no full time employees, and our sole Executive Officer, Yair David Guttman, intends to devote approximately twenty (20) hours per week to the business activities of the Company.

Our Direct Public Offering

We are offering for sale up to a maximum of 1,000,000 Shares of our common stock directly to the public. There is no underwriter involved in this Offering. We are offering the Shares without any underwriting discounts or commissions. The purchase price is $0.04 per share. If all of the Shares offered by us are purchased, the gross proceeds before deducting expenses of the offering will be up to $40,000. The expenses associated with this offering are estimated to be $11,500 or approximately 29% of the gross proceeds of $40,000 if all the Shares offered by us are purchased. If all the Shares offered by us are not purchased, then the percentage of offering expenses to gross proceeds will be higher and a lower amount of proceeds will be realized from this offering.

This is our initial public Offering, and no public market currently exists for Shares of our common stock. We can offer no assurance that an active trading market will ever develop for our common stock.

The Offering Period, as defined above, will terminate 180 days after this Registration Statement is declared effective by the SEC, unless, in the Company's sole discretion, the Offering Period is extended for an additional 90 days. . However, we may extend the Offering for up to 90 days following the six month Offering period.

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The Offering

Total Shares of common stock outstanding prior to the Offering	6,000,000 Shares

Shares of common stock being offered by us	1,000,000 Shares

Total Shares of common stock outstanding after the Offering	7,000,000 Shares

Gross proceeds:	Gross proceeds from the sale of up to 1,000,000 Shares of our common stock will be up to $40,000. Use of proceeds from the sale of our Shares will be used as general operating capital towards the cost of designing our solution and website, as well as identifying a development and marketing agency that is ideally matched to our needs, such that we are able to design, develop and market our solutions. We will also need to hire a user interface expert as well as ongoing social media experts to promote our Front and Back office solution.

Risk Factors	There are substantial risk factors involved in investing in our Company. For a discussion of certain factors you should consider before buying Shares of our common stock, see the section entitled "Risk Factors."

This is a self-underwritten public Offering, with no minimum purchase requirement. Shares will be offered on a best efforts basis, and we do not intend to use an underwriter for this Offering. We do not have an arrangement to place the proceeds from this Offering in an escrow, trust, or similar account. Any funds raised from the Offering will be immediately available to us for our immediate use.

As used in this prospectus, references to the "Company," "we," "our," or "us" refer to Global Technologies Corp., unless the context otherwise indicates.

A Cautionary Note on Forward-Looking Statements

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will”, “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform to actual results.

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Selected Summary Financial Data

This table summarizes our operating and balance sheet data as of the periods indicated. You should read this summary financial data in conjunction with the "Plan of Operations" and our financial statements and notes thereto included elsewhere in this prospectus.

(July 28, 2014)
Through
(December 31, 2014 )
Statement of Operations:

Total revenues	$—

Total operating expenses	$3,500

(Loss) from operations	$(3,500)

Net (loss)	$(3,500)

(Loss) per common share	$(0.00)

Weighted average number of common Shares outstanding - Basic and diluted	1,184,713

As of
(December 31, 2014)

Balance Sheet:

Cash in bank	$—

Prepaid Expenses	$—

Total current assets	$—

Total assets	$—

Total current liabilities	$2,900

Total liabilities	$2,900

Total stockholders (deficit)	$(2,900)

Total liabilities and stockholders (deficit)	$—

RISK FACTORS

This investment has a high degree of risk. Before you invest, you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or part of your investment.

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RISKS RELATING TO OUR COMPANY

1.	We are a development stage company with no operating history and may never be able to carry out our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. We were established on July 28, 2014, and we plan to develop a Front and Back Office Software solution to enable iPhone users to receive electronic copies of purchase receipts from registered Vendors, replacing standard paper receipts. To bring our solution to market, we will need to hire a development team, a marketing team, and one or more social media experts that will be responsible for promotion on an ongoing basis. We have not generated any revenues, nor have we realized a profit from our operations to date, and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon the successful marketing of our solution. We may not be able to successfully carry out our business. There can be no assurance that we will ever achieve any revenues or profitability. Accordingly, our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered in establishing a new business in our industry, and our Company is a highly speculative venture involving significant financial risk.

2.	We expect to incur operating losses in the next twelve months because we have no plan to generate revenues unless and until we successfully find developers, user interface experts, marketing experts and social media experts to begin the designing, marketing and promoting of our Front and Back office application to enable iPhone users to receive electronic copies of purchase receipts from registered users in place of paper receipts.

We have never generated revenues. We intend to find developers, user interface experts, marketing experts and social media experts to begin the designing, marketing and promoting of our Front and Back office solution to enable iPhone users to receive electronic copies of purchase receipts from registered users in place of paper receipts. Until that happens, we expect to incur operating losses over the next twelve months because we have no source of revenues unless and until we are successful in finding one or more third parties to license our solution and partner in developing and marketing it. We cannot guarantee that we will ever be successful in developing and marketing a Front and Back office solution on agreeable and profitable terms to generate revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. We can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. We cannot guarantee that we will start to generate revenues within the next twelve months and we may need to increase our free user base before we would attract significant advertising revenue.

3.	We do not have sufficient cash to fund our operating expenses for the next twelve months, and we will require additional funds through the sale of our common stock, which requires favorable market conditions and interest in our activities by investors. We may not be able to sell our common stock, and funding may not be available for continued operations.

Because we do not expect to have any cash flow from operations within the next twelve months, we will need to raise additional capital, which may be in the form of loans from the current stockholder and/or from public and private equity Offerings. Our Shareholder has however committed to fund the minimum necessary operating expenses of the Company for a period of no less than twelve months from present. As our Shareholder has only committed verbally, the arrangement may not be legally binding, as we believe this to be a discretionary commitment, and as he is the sole Director of the Company the commitment may be difficult to enforce, and therefore if he is unable to fund the Company, we will need to access capital elsewhere. Additionally the commitment which has been assured by the Director who has assured the funds are available is only to fund the Company's ability to continue to report as a public Company rather than fund the business plan and model. Our ability to access capital will depend on our success in implementing our business plan. It will also depend upon the status of the capital markets at the time such capital is sought. Should sufficient capital not be available, the implementation of our business plan could be delayed and, accordingly, the implementation of our business strategy would be adversely affected. If we are unable to raise additional funds in the future, and/or our Shareholder will not fund the Company, we may have to cease all substantive operations within a period of no longer than six months. In such event it would not be likely that investors would obtain a profitable return on their investment or a return of their investment at all.

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4.	Our auditors have expressed substantial doubt about our ability to continue as a going concern, and if we do not raise gross proceeds of at least $32,000 from our Offering, we may have to suspend or cease operations within twelve months.

Our audited financial statements for the period from July 28, 2014, through December 31, 2014, were prepared using the assumption that we will continue our operations as a going concern. We were incorporated on July 28, 2014, and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financing activities or to generate profitable operations. Such capital formation activities may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. We believe that if we do not raise net proceeds of at least $20,500 from our Offering, we may have to suspend or cease operations within twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company.

The Company will fail if it does not raise a minimum of gross proceeds of $32,000 and the Director will not be able to fund the Company

5.	If we are unable to obtain additional financing or generate revenue, we will not have sufficient cash to continue operations beyond twelve months.

We will need to raise additional funds, in addition to the funds raised in this public Offering, through public or private financing, strategic relationships, or other arrangements in the near future, to support our business operations beyond the next twelve months; however, we currently do not have commitments from any developers, manufacturers, investors or marketing agencies to assist us in raising additional capital. We cannot be certain that any such financing will be available on acceptable terms, or at all, and our failure to raise capital when needed would limit our ability to continue our operations. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on our financial performance, results of operations and stock price; and require us to curtail or cease operations, sell off our assets, seek protection from our creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of our common stock; debt financing, if available, may involve restrictive covenants; and strategic relationships, if necessary to raise additional funds, may require that we relinquish valuable rights.

6.	We have no track record that would provide a basis for assessing our ability to conduct successful business activities. We may not be successful in carrying out our business objectives.

The revenue and income potential of our proposed business and operations are unproven, as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have no track record of successful business activities, strategic decision-making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in finding developers, manufacturers and marketing agencies with the necessary experience that are interested in undertaking to be involved with bringing our Front and Back office solution to market. There is a substantial risk that we will not be successful in implementing our business plan, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

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7.	Because we intend to use proceeds from the Offering as they are received and we are not making provisions for a refund to investors in connection with this Offering, you may lose your entire investment.

Even though our business plan is based upon the complete subscription of the Shares offered through this Offering, the Offering makes no provisions for refund to an investor. We will utilize all amounts received from newly issued common stock purchased through this Offering, even if the amount obtained through this Offering is not sufficient to enable us to go forward with our planned operations. Because we are going to design, develop and plan to manufacture and market our solution, we can begin operations even with a more limited budget and continue as sufficient funds are raised. Any funds received from the sale of newly issued stock will be placed into our corporate bank account. We do not intend to escrow any funds received through this Offering. Once, and if, funds are received as the result of a completed sale of common stock being issued by us, those funds will be placed into our corporate bank account and may be used at the discretion of management.

8.	As a development stage company, since we may experience substantial costs above those estimated in "Use of Proceeds" in our search for one or more manufacturers and one or more marketing agencies, we may not have sufficient capital to successfully complete the development, marketing and promotion to the point that we are able to manufacture and sell our solution.

We may experience substantial cost overruns for designing, developing, marketing and promoting our Front and Back office application to enable iPhone users to receive electronic copies of purchase receipts from registered users in place of paper receipts and therefore be unable to successfully complete plans to generate or raise funds to offset operational costs. We may not be able to find an ideal developer and/or marketing agency for many reasons, including industry conditions, general economic conditions, and/or competition from other potential developers, marketing agencies, etc. In addition, the commercial success of any iPhone application is often dependent upon factors beyond the control of the company attempting to market the service, including, but not limited to, market acceptance of the application concept and whether or not we reach an agreement with one or more development, marketing, user interface, experts and/or social media agencies that can help us adequately develop and promote the solution through prominent marketing channels and/or other methods of promotion. Even if we do succeed in raising the capital to aggressively market our plans to manufacture and market our solution, we cannot ensure that the final cost for developing and marketing this solution will be found to be warranted and reasonable, and therefore we cannot ensure that the solution, if developed, will actually find popularity and acceptance.

9.	We are a small company with limited resources, and we do not yet have any developers or marketing agencies interested in working with us to bring our Front and Back office solution. Further, we cannot confirm that a developer or marketing agency that does sign an agreement with our company can compete effectively and increase market share.

Current and potential competitors may already be developing, and marketing similar solutions that offer related options for storing electronic receipts. As a result, these competitors have credibility with potential distributors and customers. Since we have not yet started to develop and market our Front and Back office solution, which will enable iPhone users to receive electronic copies of purchase receipts, it is not possible to know whether any developer and/or marketing agency and/or social media agency and/or user interface designer with which we close a deal can successfully compete against more established corporations with operating histories, name recognition and established distributors and customers. It is possible that these competitors also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their services and services than Global Technologies can. It is possible that device manufacturers such as Apple Inc. may enter the market with a similar solution, thereby grabbing greater market interest and possibly a great market share than we can achieve. Global Technologies may not have sufficient resources to make their investment profitable and may not be able to properly design, market and promote our Front and Back office solution in light of the competition. This inability might, in turn, cause our business to suffer and restrict our profitability potential.

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10.	Changing consumer preferences may negatively impact our business.

The Company's success is dependent upon our ability to identify and work with application developers who are familiar with iPhone applications and Back Office applications used by Vendors to process receipts. The Company’s success is also dependent upon our ability to identify and work with marketing and web development teams who are familiar with identifying and reaching our target markets and successfully convincing Vendors to purchase our solution and promote it to their customers. Consumer preferences with respect to such solutions are difficult to predict. As a result of changing consumer preferences, we cannot assure you that our solution will achieve customer acceptance; or that it will continue to be popular with consumers for any significant period of time; or that our solutions will continue to function with future generations of Smartphones and that even if it does continue to operation properly, we cannot assure you that the solution will achieve an acceptable degree of market acceptance. Even if such acceptance is achieved, we cannot assure you that it will be maintained for any significant period of time. The failure of a solution to achieve and sustain market acceptance and to produce acceptable margins could have a material adverse effect on our financial condition and results of operations.

11.	Because our Director and officer has no experience in running a company that plans to develop, market and manage a Front and Back Office solution for transferring electronic receipts from a Vendor to a consumer’s iPhone, they may not be able to successfully operate such a business, which could cause you to lose your investment.

We are a development stage company and we intend to identify and work with designers, developers and marketing experts who are familiar with iPhone applications and the retail market accounting requirements such as the solution that we plan to develop. We also intend to identify marketing agencies that are familiar with identifying and reaching our target markets. Yair David Guttman, our current Director and Officer, has effective control over all decisions regarding both policy and operations of our Company with no oversight from other management. Our success is contingent upon the ability of this individual to make appropriate business decisions in these areas. However, our Director and Officer has no experience in operating a company related to the development and marketing of a Front and Back office solution for transferring electronic copies of purchase receipts to end user iPhones. It is possible that this lack of relevant operational experience could prevent us from becoming a profitable business and hinder an investor from obtaining a return on his investment in us.

Mr. Guttman does not have technical expertise, experience or education in computer software or software development and a prototype of the prospective solution has not been developed however we have consulted with related technical engineering consultants regarding the details of the business plan model. These consultants were from a technical services and social media company called WritePoint Ltd. There was no formal agreement and no compensation was paid for this consultation, however after the offering the Company may enter with them into a definitive agreement for further consultation with compensation.

12. a)	Since the sole Director and Officer has outside activities and will only be devoting up to 50% of his time to our operations, our operations may be sporadic, which may result in periodic interruptions or suspensions of our business activities.

Our Director / Officer is only engaged in our business activities on a part-time basis. This could cause the officer a conflict of interest between the amount of time he devotes to our business activities and the amount of time required to be devoted to his other activities. Yair David Guttman, our current Director / Officer, intends to devote approximately 20 hours per week to our business activities. Subsequent to the completion of this Offering, we intend to increase our business activities in terms of development, marketing and sales. This increase in business activities may require that our Director / Officer engage in our business activities on a full-time basis or that we hire additional employees; however, at this time, we do not have sufficient funds to pursue either option. Furthermore, we do not have any employment agreements with Mr. Guttman and, as a result, he has no formal obligation or commitment to provide any particular amount of time on the Company's affairs.

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b)	Our sole Director and Officer has virtually no experience running a public company; and may not be able to successfully operate our business or fulfill our plan of operations, which could cause you to lose your investment.

We are a development stage company, and our director and officer has no experience running a public company nor does he has experience commercially launching and running a web-based service program such as the one we plan to develop. Our plan of operations involves our intention to develop and market our Front and Back office application to enable iPhone users to receive electronic copies of purchase receipts from registered users in place of paper receipts. We have not hired, nor have we made any arrangements to hire anyone with expertise that we may need to be successful in achieving our plan of operations. Our success is contingent upon our future ability to engage specialists to make appropriate business decisions in these areas. However, our director and officer currently has no experience in operating a company that develops or sells services in the field of our planned application. It is possible that this lack of relevant operational experience could prevent us from becoming a profitable business and hinder an investor from obtaining a return on his investment in us.

13.	Our Director and Officer owns 100% of the outstanding Shares of our common stock at present; and after the Offering, assuming the sale of all the Shares in the Offering, he will still be able to influence control of the Company.

Our Director presently owns 100% of our outstanding common stock. If all of the 1,000,000 Shares of our common stock being offered hereby are sold, the Shares held by our Director will constitute approximately 86% of our outstanding common stock. After sale of all stock, the current sole Director and Officer, Yair David Guttman, will still have a majority control and will still have a majority of the voting power for all business decisions.

14.	If our intellectual property protection is inadequate, competitors may gain access to our solution design, coding, etc. and undermine our competitive position.

We regard our current and future intellectual property as important to our success. If we find that we are able to patent any element of our solutions, we will rely on patent law to protect our proprietary rights. Despite our precautions, unauthorized third parties may copy certain portions of our solution or reverse engineer the Front or Back Office applications, or obtain and use information, code, or concepts that we may regard as the base of our offering.

In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as do the laws of the United States. Our means of protecting our proprietary rights in the United States or abroad may not be adequate, and competitors may independently develop a similar solution. Any failure to protect our proprietary information, and any successful intellectual property challenges or infringement proceedings against us could have a material adverse effect on our business, financial condition, or results of operations.

15.	We may be subject to intellectual property litigation such as patent infringement claims, which could adversely affect our business.

Our success will also depend in part on our ability to find, develop and market a commercially viable solution without infringing on the proprietary rights of others. Although we have not been notified of any infringement claims and do not have any patent upon which we are basing our planned solution, other patents could exist or could be filed which would prohibit or limit our future ability to develop and market our Front and Back office application to enable iPhone users to receive electronic copies of purchase receipts from registered users in place of paper receipts. According to our research, no existing patents prohibit or limit our ability to market our solution. However, because we cannot be privy to other technologies, solutions, or services that other companies or individuals may be developing or may develop in the future, we cannot ensure that future solutions may not infringe on our solution enough to require intellectual property litigation and/or adversely affect our business. In the event of an intellectual property dispute, we may be forced to litigate. Intellectual property litigation would divert management's attention from development, manufacturing and marketing our solution against current and future payments to us. Should we be forced to incur substantial legal costs, it is not clear whether we will be successful. An adverse outcome could subject us to significant liabilities to third parties, and force us to cease operations.

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16.	Since our Officer and Director is located in Israel, any attempt to enforce liabilities upon such individuals under the U.S. securities and bankruptcy laws may be difficult.

In accordance with the Israeli Law on Enforcement of Foreign Judgments, 5718-1958, and subject to certain time limitations (the application to enforce the judgment must be made within five years of the date of judgment or such other period as might be agreed between Israel and the United States), an Israeli court may declare a foreign civil judgment enforceable if it finds that:

•	the judgment was rendered by a court which was, according to the laws of the State in which the court is located, competent to render the judgment;

•	the judgment may no longer be appealed;

•	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•	the judgment is executory in the State in which it was given.

An Israeli court will not declare a judgment enforceable if:

•	the judgment was obtained by fraud;

•	there is a finding of lack of due process;

•	the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel;

•	the judgment is in conflict with another judgment that was given in the same matter between the same parties and that is still valid; or

•	at the time the action was instituted in the foreign court, a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

In general, an obligation imposed by the judgment of a United States court is enforceable according to the rules relating to the enforceability of judgments in Israel, and a United States court is considered competent to render judgments according to the laws of private international law in Israel.

Furthermore, Israeli courts may not adjudicate a claim based on a violation of U.S. securities laws if the court determines that Israel is not the most appropriate forum in which to bring such a claim. Even if an Israeli court agrees to hear such a claim, it may determine that Israeli law, not U.S. law, is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact, which can be a time-consuming and costly process.

Since our Director and Officer does not reside in the United States, it may be difficult for courts in the United States to obtain jurisdiction over our foreign assets or person and, as a result, it may be difficult or impossible for you to enforce judgments rendered against us or our Director / Officer in United States courts. Thus, investing in us may pose a greater risk, because should any situation arise in the future in which you have a cause of action against this person or the Company, you may face potential difficulties in bringing lawsuits; or, if successful, in collecting judgments against this person or us.

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17.	If and when we begin selling our solution, we may be liable for service liability claims, and we presently do not maintain service liability insurance.

The Front and Back Office Software applications to transfer purchase receipts electronically from the Vendor to an iPhone user may expose us to potential liability from claims by end-users of the service. We currently have no service liability insurance to protect us against the risk that in the future a service liability claim or service recall could materially and adversely affect our business. Inability to obtain sufficient insurance coverage at an acceptable cost or to otherwise protect against potential service liability claims could prevent or inhibit future agreements to license and sell the service. We cannot assure you that when we successfully find developers and marketing agencies and begin marketing our solution, that we will be able to obtain or maintain adequate coverage on acceptable terms, or that such insurance will provide adequate coverage against all potential claims. Moreover, even if we maintain adequate insurance, any successful claim could materially and adversely affect our reputation and prospects, and divert management’s time and attention. If we are sued for any injury allegedly caused by our future services, our liability could exceed our total assets and our ability to pay the liability.

Risks Relating to our Common Stock

18.	We may in the future issue additional Shares of our common stock which would reduce investors’ ownership interests in the Company and which may dilute our share value. We do not need stockholder approval to issue additional Shares.

Our certificate of incorporation authorizes the issuance of 480,000,000 Shares of common stock, par value $0.0001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services, or acquisitions or other corporate actions may have the effect of diluting the value of the Shares held by our investors, and might have an adverse effect on any trading market for our common stock.

19.	Our common stock is subject to the "penny stock" rules of the SEC, and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Security and Exchange Commission relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public Offerings and in secondary trading; and about the commissions payable to both the broker-dealer and the registered representative; current quotations for the securities; and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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20.	We do not intend to pay cash dividends on our Shares of common stock but rather, we intend to finance the development and expansion of our business, delaying or perhaps preventing investors from receiving a return on their Shares.

Because we do not intend to pay any cash dividends on our Shares of common stock, our stockholders will not be able to receive a return on their Shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their Shares unless they sell them at a price higher than that which they initially paid for such Shares.

21.	The Offering price of our common stock has been arbitrarily determined by or sole Director and Officer and could be higher than its true market value, causing investors to sustain a loss of their investment.

The price of our common stock in this Offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, arbitrary. Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. As a result, the price of the common stock in this Offering may not reflect the cost perceived by the market. There can be no assurance that the Shares offered hereby are worth the price for which they are offered, and investors may therefore lose a portion or all of their investment.

22.	There is no established public market for our stock, and a public market may not be obtained or be liquid; therefore, investors may not be able to sell their Shares.

There is no established public market for our common stock being offered under this prospectus. While we intend to apply for quotation of our common stock on the Over-The-Counter Bulletin Board system, we have not yet engaged a market maker for the purposes of submitting such application, and there is no assurance that we will qualify for quotation on the OTC Bulletin Board.

23.	State securities laws may limit secondary trading, which may restrict the states in which you may sell the Shares offered by this prospectus.

If you purchase Shares of our common stock sold in this Offering, you may not be able to resell the Shares in any state unless and until the Shares of our common stock are qualified for secondary trading under the applicable securities laws of such state, or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by investors. In these states, so long as the issuer obtains and maintains a listing in Mergent, Inc. or Standard and Poor’s Corporate Manual, secondary trading of common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states include: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia, and Wyoming. Ten states provide for an exemption for non-issuer transactions in outstanding securities affected through a registered broker-dealer when the securities are subject to registration under Section 12 of the Securities Exchange Act of 1934 for at least 90 days (180 days in Alabama). These states include: Alabama, Colorado, District of Columbia, Illinois, Kansas, Missouri, New Jersey, New Mexico, Oklahoma, and Rhode Island.

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We currently do not intend to register or qualify our stock in any state or seek coverage in one of the recognized securities manuals. Because the Shares of our common stock registered hereunder have not been registered for resale under the blue sky laws of any state, and we have no current plans to register or qualify our Shares in any state, the holders of such Shares and persons who desire to purchase such Shares in any trading market that might develop in the future should be aware that there may be significant state blue sky restrictions upon the ability of investors to purchase and sell such Shares. In this regard, each state's statutes and regulations must be reviewed before engaging in any securities sales activities in a state to determine what is permitted, or not permitted, in a particular state. Nevertheless, we do intend to file a Form 8-A promptly after this Registration Statement becomes effective, thereby subjecting our stock registered hereunder to registration under Section 12 of the Securities Exchange Act of 1934. Furthermore, even in those states that do not require registration or qualification for the resale of registered securities, such states may require the filing of notices or place additional conditions on the availability of exemptions. Accordingly, since many states continue to restrict the resale of securities that have not been qualified for resale, investors should consider any potential secondary market for our securities to be a limited one.

In addition, at this time we do not know in which states, if any, we will be selling the offered securities or whether our securities will be registered or exempt from registration under the laws of such state. Our Director resides outside of the United States, and initially intends to sell the offered securities to foreign investors. Should he be unsuccessful in selling all of the offered securities to foreign investors, he may seek to locate investors in the United States, in which case, we will then address all applicable state law registration requirements. In addition, in connection with our intent to have our securities listed on the OTCBB, a determination regarding state law registration requirements will be made in conjunction with those market makers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state, and we will not do so until we receive expressions of interest from investors resident in specific states after they have reviewed our Registration Statement. We will comply with the relevant blue-sky laws of any state in which we decide to sell our securities.

24.	Efforts to comply with recently enacted changes in securities laws and regulations will increase our costs and require additional management resources, and we still may fail to comply.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC has adopted rules requiring public companies to include a report of management on their internal controls over financial reporting in their annual reports on Form 10-K. In addition, the public accounting firm auditing a public company’s financial statements must attest to and report on management’s assessment of the effectiveness of its internal controls over financial reporting. These requirements are not presently applicable to us, but may become subject to these requirements subsequent to the effective date of this prospectus. If and when these regulations become applicable to us, our operating expenses will increase by approximately $10,000 annually and if we are unable to conclude that we have effective internal controls over financial reporting or if our independent auditors are unable to provide us with an unqualified report as to the effectiveness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities. We have not yet begun a formal process to evaluate our internal controls over financial reporting. Given the status of our efforts, coupled with the fact that guidance from regulatory authorities in the area of internal controls continues to evolve, substantial uncertainty exists regarding our ability to comply by applicable deadlines.

We are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting management is not required to provide an assessment of their disclosure controls and procedure and internal controls over financial reporting, pursuant to Items 307 and 308 of Regulation S-K, until our second annual report is filed under Section 13(a) or 15(d) of the Exchange Act. Thus, there may be material weaknesses in disclosure controls and procedures and internal controls over financial reporting that are undiscovered and/or unreported.

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25.	Stockholders may have only limited access to information because at present we are not fully - reporting company under the Securities Exchange Act of 1934 and may not become one.

While we intend to file a Form 8-A promptly after this Registration Statement becomes effective and thereby become a “fully-reporting issuer” under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), we are not currently a fully-reporting issuer, and upon this Registration Statement becoming effective, we will be required to comply only with the limited reporting obligations required by Section 13(a) of the Exchange Act. If we will only be subject to limited reporting obligations as a Section 15(d) fully-reporting company, we will not be subject to the Section 16 short-swing provisions, going-private regulation, and the bulk of the tender offer rules under U.S. securities laws

Even if we voluntarily register our securities under Section 12(g) of the Exchange Act by filing a Form 8-A, we may seek to deregister and terminate our filing obligations under Section 13(a) of the Exchange Act if we have less than 500 shareholders of record.

26.	Our reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act..

Our reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if on the first day of any fiscal year other than the fiscal year in which our Registration Statement became effective, there are fewer than 300 shareholders. If we do not become a reporting issuer and instead make a decision to suspend our public reporting, we will no longer be obligated to file periodic reports with SEC, and your access to our business information will be restricted. In addition, if we do not become a reporting issuer, we will not be required to furnish proxy statements to security holders, and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.

27.	Due to the possible necessity of obtaining and adhering to Government Regulations, there may be a delay in the generating of revenues and/or the imposition of potential penalties.

Our proposed service, depending on how it is designed, may or may not relate to existing government regulations. Our intention to develop a Front and Back office application to enable iPhone users to receive electronic copies of purchase receipts from registered users in place of paper receipts may require us to consider whether possible government regulations may be applicable. Our solution is intended to be used by adults over the age of 18. The process of determining whether our final service meets government standards and then applying for any needed certification can be lengthy, arduous and costly, and it can only be undertaken by our developers after the service guidelines have been determined. No such applications have been made by the Company.

Therefore, as our Business model is to generate revenues from the subscription of Vendors and the sale of advertisements featured on our Front and Back office applications as well as on our website, which has not yet been planned or built, we would also be responsible for determining, prior to developing the infrastructure of the website, if there would be any delay in being able to commence anything other than limited operations until such related applications are granted. These delays will accordingly have a delay and a detrimental effect on our generating revenues and could ultimately cause our business to fail if continuously delayed. Additionally the non-compliance to these regulatory acts may impose potential penalties to the Company. Finally, prior to service, the Company agrees to undertake a study to determine if a service requires compliance with any existing government regulations.

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28.	WE ARE AN “EMERGING GROWTH COMPANY,” AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we expect and fully intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002; reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards. We have elected to rely on these exemptions and reduced disclosure requirements applicable to “emerging growth companies” and expect to continue to do so.

As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates, and investors may find our common stock less attractive.

Also once we are no longer an emerging growth company under the JOBS Act, we may be subject to many of the same exemptions if we are eligible for smaller reporting company filer status at that time.

29.	Shell Company Status

The Company must be deemed a "Shell" company as that term is defined in Rule 144(i) promulgated by the SEC under the Securities Act of 1933, as amended (the "Act") because we have had only nominal operations to date.

Reliance upon Rule 144 for Resales

Shareholders who hold shares which are not subject to a registration statement under the Act often rely upon Rule 144 for their resale. Rule 144 is not available for the resale of securities initially issued by Shell companies (other than a business combination related Shell company) or a Registrant that has been, at any time previously, a reporting or non-reporting Shell company, unless the issuer meets specified conditions. A security holder may resell securities pursuant to Rule 144's safe harbor if the following conditions are met:

a) The issuer of securities that was formerly a reporting or non-reporting Shell company has ceased to be a Shell;

b) The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

c) The issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to filed such reports and materials), other than Form 8K reports; and

d) At least one year has elapsed from the time the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a Shell company.

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Form 8-K Requirements

Form 8-K requires disclosure of transactions involving a reporting Shell company that ceases to be a Shell company, typically involving a reverse merger or acquisition. The issuer is required to file a report on Form 8K to report the following: a material definitive agreement under Item 1.01 of Form 8-K; completion of acquisition or disposition of assets under Item 2.01 of Form 8-K; changes in control under Item 5.01 of Form 8-K; and information that would be required in a registration statement on Form 10 to register a class of securities under Section 12 of the Exchange Act.

Form S-8

Form S-8 under the Securities Act prohibits companies which are Shell Companies from using Form S8.

If a company ceases to be a Shell company, it may use Form S-8 sixty calendar days after the company files "Form 10 information," which is information that a company would be required to file in a registration statement on Form 10 if it were registering a class of securities under Section 12 of the Exchange Act. This information would normally be reported on a current report on Form 8-K reporting the completion of a transaction that caused the company to cease being a Shell company.

Reduced Liquidity or Illiquidity of our Common Stock Securities

Our common stock is currently subject to quotation on the OTCBQ market. There is currently no active trading market in our common stock on the OTCBQ market. Shareholders who invested in our shares of common stock while we are deemed to be a Shell company invested in securities that are considered to be illiquid and cannot be sold pursuant to the exemption provided under Rule 144 as long as the Company is a Shell company

As a result of our classification as a shell company, our investors are not allowed to rely on the "safe harbor" provisions of Rule 144, promulgated pursuant to the Securities Act of 1933, so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a shell company. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings, because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities. Additionally, as we may not register our securities on Form S-8 this may result in our inability to compensate employees and consultants as cost -effectively as companies that are not Shells, which may then have an adverse effect on the ongoing operations of the Company.

30	Competitors

There are several applications that are currently available that enable you to scan receipts and other documents to your iPhone. While most current solutions require a physical receipt, our solution will bypass the need to print a receipt by connecting the source of the receipt, namely the Vendor’s computerized cash register to a Bluetooth-enabled Tablet or secondary device such as an iPad or laptop.

Use of Proceeds

The net proceeds to us from the sale of up to 1,000,000 Shares offered at a public Offering price of $0.04 per share will vary depending upon the total number of Shares sold. Regardless of the number of Shares sold, we expect to incur Offering expenses estimated at approximately $11,500, consisting of $10,000 for legal, accounting, and $1,500 of other costs in connection with this Offering (estimated transfer agent fees). The table below shows the intended net proceeds from this Offering that we expect to receive for scenarios where we sell various amounts of the Shares. Since we are making this Offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this Offering, if any, may differ.

None of the proceeds from this Offering will be used to pay the salaries to our officers and directors.

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Percent of Net Proceeds Received

	40%	60%	80%	100%
Shares Sold	400,000	600,000	800,000	1,000,000
Gross Proceeds	$16,000	$24,000	$32,000	$40,000
Less Offering Expenses	$(11,500)	$(11,500)	$(11,500)	$(11,500)
Net Offering Proceeds	$4,500	$12,500	$20,500	$28,500

The Use of proceeds set forth below demonstrates how we intend to use the funds under the various percentages of amounts of the related Offering. All amounts listed below are estimates.

	40%	60%	80%	100%
General working capital	$—	$—	$500	$8,500
Application Development	—	4,500	10,000	10,000
SEC compliance fees; legal, accounting, and transfer agent fees	4,500	8,000	10,000	10,000

Total	$4,500	$12,500	$20,500	$28,500

Our Offering expenses are comprised of legal and accounting expenses and transfer agent fees relating to the Offering. Our Officers and Directors will not receive any compensation for their efforts in selling our Shares.

We intend to use the proceeds of this Offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this Offering, we will issue an amended prospectus reflecting the new uses.

In all instances, after the effectiveness of this Registration Statement, the Company will need some amount of working capital to maintain its general existence and comply with its public reporting obligations. Our Company estimates that we will need approximately an additional $10,000 per year to cover additional expenses for public reporting, legal fees, accounting, auditing, and transfer of agent fees. The Company recognizes that if it does not raise net proceeds of at least $20,500 in this Offering, it will have to seek additional funds to cover these expenses. The $20,500 in net proceeds that we need to stay in business for twelve months is comprised of (i)$10,000 for public reporting expenses (ii) $10,000 for the development of the application and $500 for working capital. While the existing liabilities on our balance sheet also include $2,900 in shareholder loans, the shareholder loans do not have a fixed repayment date, and will not be paid out of the Net Offering , and the Offering costs will also be paid out of the gross proceeds from the Offering. The net proceeds from the Offering will not be used to pay either of these liabilities.

The Company will fail if it does not raise a minimum of gross proceeds of $32,000and the Director will not be able to fund the Company

 In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors, who will have little ability to influence these decisions.

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Determination of Offering Price

Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Our Company will be offering the Shares of common stock being covered by this prospectus at a price of $0.04 per share. Such Offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The Offering price was determined arbitrarily based on a determination by the Board of Directors of the price at which they believe investors would be willing to purchase the Shares. Additional factors that were included in determining the Offering price are the lack of liquidity resulting from the fact that there is no present market for our stock and the high level of risk considering our lack of profitable operating history.

Dilution

Purchasers of our securities in this Offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public Offering price. Historical net tangible book value per share of common stock after the Offering is equal to our total tangible assets less total liabilities, divided by the number of Shares of common stock outstanding as of December 31, 2014, as adjusted to give effect to the receipt of net proceeds from the sale of Shares of common stock for $0.04, which represents net proceeds after deducting estimated Offering expenses of $11,500. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of Shares of our common stock in this Offering and the net tangible book value per share of our common stock immediately following this Offering. The following table represents the related Dilution under each Offering scenario accordingly.

Shares Sold	400,000	600,000	800,000	1,000,000
Gross Proceeds Less Offering Expenses	4,500	12,500	20,500	28,500
Historical Net Tangible Book Value before the Offering	-2,900	-2,900	-2,900	-2,900
Historical Net Tangible Book Value Per Share Before the Offering	-0.0005	-0.0005	-0.0005	-0.0005
Historical Net Tangible Book Value after the Offering	1,600	9,600	17,600	25,600
Historical Net Tangible Book Value Per Share after the Offering	0.0003	0.0015	0.0026	0.0037
Increase per share to existing Shareholders	-0.001	-0.0019	-0.0031	-0.0041
Dilution Per Share to New Shareholders	0.0398	0.0385	0.0374	0.0363
Dilution Percentage to New investors in the Offering	-1%	-4%	-6%	-9%

Our Business

General Development

We were incorporated in the State of Delaware on July 28, 2014 and are a development stage company. Our company has developed a business plan for an application that will connect via Bluetooth or similar technology to a Tablet or iPad that is connected to the cash register at a retail outlet. Registered stores who purchase the Back Office application for a minimal yearly service charge will be able to use a standard register to tally total purchases, then scan the receipt, transfer it to the Tablet or iPad device and then, via Bluetooth or similar technology, send the receipt to the purchaser’s iPhone in a non-editable format such as an image or protected PDF format. Each receipt will be saved under a unique file name which will include date and time stamp. This may significantly reduce the user of paper receipts for Vendors who use our solution and enable Smartphone users, particularly iPhone users in the early stages of our future planned moves to gain market share, to maintain paperless records of purchases.

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To promote the application, initially planned for iOS operating systems running on iPhone and iPad devices, the Company will create a website from which Vendors can purchase the Back Office and users can download the Front Office application, which we believe will be offered at no cost. The company will generate income via a yearly service charge to Vendors and advertisements that appear while the application is in use. The application will have an interface for the end-user that will enable them to sort, view, delete or email receipts that have been saved to the system.

The Company operates out of Israel however we expect our solutions to be marketed globally. The Company also expects to build a website which will serve as both a base for marketing as well as offers of customer service. The website, which has not been designed yet, should include a Knowledge Base with articles detailing use and benefits of the application and may include a Partner Portal to allow Vendors to sign up and get additional technical support regarding setup and configuration of the Back Office application required to communicate between the store’s computer cash register and the tablet hosting the back office application. The company plans to work with an outside development team and web developer to create the develop a prototype application for both Back and Front Office parts of the solution and then license the idea to a third party for global marketing and management. At this time, we do not anticipate any hardware related requirements other than a standard device such as a laptop or tablet that will connect via USB to the Vendor’s cash register, and the end-user’s personal Smartphone, currently planned for iOS systems running on iPhone devices.

It is likely that the company will have to engage marketing and social media experts to determine the best way to promote the application, the website, and the brand of our offering. And development teams to assess the feasibility of also developing this solution for Android-based devices such as standard Tablets and Smartphones, which may be. We will also need to hire user interface experts to optimize the graphic user interface of both the Back Office application and the Front Office application seen by iPhone and iPad users

As of February 17, 2015, we have not yet registered a domain name/address nor secured the services of a hosting agent. Initially, we plan to outsource the technical development of both the solution and the website that will be used to promote it, rather than hire in-house employees until such time as we feel it is financially feasible and beneficial to begin managing the solution and website internally. Development of the solutions for additional platforms and Smartphones, as well as maintaining and expanding the website will be an ongoing process.

Our principal offices are located at Maale Amos 40, Maale Amos, 90966, Israel. Our telephone number is 972-2-672-5264 Our registered office in Delaware is located at 108 West 13th Street, Wilmington, Delaware 19801, and our registered agent is Business Filings Incorporated.

We have not generated any revenues to date, and our operations have been limited to organizational, start-up, and capital formation activities. We currently have no employees other than our Officer, who is also our Director and works only part time.

We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. We have not made any significant purchase or sale of assets, nor has the Company been involved in any mergers, acquisitions or consolidations. We are not a blank check Registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, because we have a specific business plan and purpose. Neither Global Technologies Corp., nor its Officer/Director, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

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Business Summary and Background

We were incorporated in the State of Delaware on July 28, 2014 and are a development stage company. Our company has developed a business plan for an application that will connect via Bluetooth or similar technology to a Tablet or iPad that is connected to the cash register at a retail outlet. Registered stores who purchase the Back Office application for a minimal yearly service charge will be able to use a standard register to tally total purchases, then scan the receipt, transfer it to the Tablet or iPad device and then, via Bluetooth or similar technology, send the receipt to the purchaser’s iPhone in a non-editable format such as an image or protected PDF format. Once the receipt is transferred to the purchaser’s iPhone in a non-editable format such as an image or protected PDF format, it will be logged into the Front Office. To promote the solution, initially planned for iOS operating systems running on iPhone and iPad devices, the Company will create a website from which Vendors can purchase the Back Office and from which users can download the Front Office application, which we believe will be offered at no cost.

The Company operates out of Israel, although we anticipate that our solutions can be marketed globally. The Company also expects to build a website which will serve as both a base for marketing as well as offers of customer service. The website, which has not been designed yet, should include a Knowledge Base with articles detailing use and benefits of the application and may include a Partner Portal to allow Vendors to sign up and get additional technical support regarding setup and configuration of the Back Office application required to communicate between the store’s computer cash register and the tablet hosting the back office application.

DEVELOPER AND MARKETING AGENCIES

We will rely on experienced developers and marketing agencies to develop and bring our solution to market. With the capital we receive from this Offering, we will seek one or more developers with experience in the field of eCommerce applications as well as iPhone applications related to file management and categorization of records. We will also identify one or more marketing agencies with experience in identifying the appropriate markets for our solution in terms of location, as well as basic profiles of most likely consumers, including age, gender, etc.

Although the development activities will be initiated by outside independent parties the role of the CEO and Director will be to choose and oversee the development cycle and scheduling as well as the budget aspects. Our Director / Officer will be responsible for reviewing and approving marketing activities accordingly for timely market penetration.

INTELLECTUAL PROPERTY

The company has no unique intellectual property beyond its business plan, which details the solution we believe we will be able to offer.

The Global Technologies Back and Front Office applications should be easy-to-use, intuitive and graphically appealing. A detailed road-map of features we plan to include within a specified period of time should be developed by the development agency in conjunction with the marketing agency.

COMPETITION

There are several applications that are currently available that enable you to scan receipts and other documents to your iPhone. While most current solutions require a physical receipt, our solution will bypass the need to print a receipt by connecting the source of the receipt, namely the Vendor’s computerized cash register to a Bluetooth-enabled Tablet or secondary device such as an iPad or laptop.

Furthermore, these other solutions may offer some competition for Global Technologies’ Front and Back office solution, the main difference with most of these applications is that they are for the end-user only and require the iPhone user to physically take a paper receipt and scan it and then save the file. In our case, we plan to introduce an integrated solution that manages both the end-user side and the Vendor side of the transaction, taking the sale receipt directly from the Vendor’s cash register to an interim device such as a Tablet, which will have the ability to transfer the saved file to the purchaser’s iPhone via Bluetooth or similar technology.

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Other solutions that may compete with our solution involve the use of a scanner. These devices are well known and readily available in both handheld varieties as well as tabletop versions. In both cases, again, these scanners require a physical piece of paper that is scanned and then transferred, usually by a flash drive to a laptop or similar device. Here too, our solution will be different in that no hardware other than the iPhone and Tablet are required. Our solution will connect the Vendor’s cash register output directly to the customer’s iPhone without having to use a physical piece of paper and a physical scanner.

Another aspect of our solution will be the file management module of the Front Office solution that the end-user will be able to manually install on a Smartphone such as an iPhone. While there are many applications that enable file management on both an iPhone and a Tablet, our solution will involve an integrated solution that receives a file via Bluetooth or similar transfer technology and then automatically catalogs that file and stores it on the iPhone according to preconfigured criteria such as location, file name syntax, etc. The iPhone owner will not be required to do anything other than enable the Bluetooth operation of the iPhone and accept the connection to the Tablet for transferring a file. Once received, our solution will automatically process the file and save it within the Front Office interface for future handling such as printing, emailing, viewing, etc.

Patent, Trademark, License & Franchise Restrictions

Contractual Obligations & Concessions

No trademarks, licenses, franchises, concessions, royalty agreements or labor contracts are in effect regarding this prospectus.

We plan to develop our solution and complement it with a website that will act as both an information resource as well as an access point for those who wish to download either the Back Office or the Front Office application. We have not yet purchased the domain rights for the website because the final product name for the solution we expect to develop will be determined in conjunction with the marketing department. Furthermore, until such time as the development team assesses the technical requirements of the solution and the website that will be responsible for hosting it, we do not yet know what type of hosting plan we will need to acquire.

Employees

Other than our current Director and Officer, Yair David Guttman, we have no other full time or part-time employees. Our only employee, our Director and Officer, Mr. Guttman, is expected to work approximately twenty hours per week. If and when we successfully find a development team and marketing agencies that are experienced and interested in marketing and bringing our solution to market, we may need additional employees to coordinate and monitor the agreements or to continue finding other partners for additional markets not covered by any existing agreements we may sign. We do not foresee any significant changes in the number of employees or consultants we will have over the next twelve months.

Transfer Agent

We have engaged Vstock Transfer LLC, 18 Lafayette Place, Woodmere, NY 11598

our stock transfer agent. Their telephone number is (212) 828-8436, and their fax number is (646) 536-3179. The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

Existing or Probable Government Regulations

Our solutions will be a Front and Back office solution enabling iPhone users to receive electronic copies of purchase receipts. As we have not yet designed the interface, which will be done with user interface consultants and then programmed with the assistance and expertise of web design consultants and programmers, we cannot at this time determine whether there are existing or probable government regulations that will require us to modify our intended service offering. We plan to target ages 18 and above. End-users will need to register, create a user identity including a password to protect their information before downloading the Front Office application. They will also need to enter their birth dates to ensure that they are 18 and older.

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When identifying which web developers, marketing and social media experts and agencies will be chosen to develop and promote our solution and website, the Company will include within the agreement a stipulation that all development and services offered meet all applicable United States regulations, which should be identified during the preliminary planning and then throughout the development process. Our operations will not be conducted thru an Israeli entity and will not be subject to the Israeli Corporate Law and Regulations.

The offering proceeds will be located in the USA and we do not contemplate any restrictions to repatriate any assets or funds to U.S. investors through liquidation or dividends, or to remit funds to pay U.S.-related expenses such as taxes or SEC reporting compliance expenses.

The Company plans to develop the website in Israel for worldwide use, which other than the proceeds of the offering will be the sole material asset of the Company. The Company does not anticipate any material assets other than cash which will be located in the US.

However, services rendered from Israel will be paid directly from the US Account via swift payment processing.

Research and Development

We have not initiated any research and development activities. We do, however, have plans to initiate development activities during our first year of operation.

If we are able to raise funds in this Offering, we will retain one or more developers, user interface consultants, marketing agencies and/or social media experts to develop and bring our solution to market. We have not yet entered into any agreements, negotiations, or discussions with any of these entities with respect to such development activities. We do not intend to do so until we commence this Offering. For a detailed description, see "Plan of Operation."

Description of Property

Our Principal executive offices are located at Maale Amos 40, Maale Amos, 90966, Phone number 972 54-846-7225.

This location is the home of the office of the Director, and we have been allowed to operate out of this location at no cost to the Company. We believe that this space is adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities, or other forms of property.

Management's Discussion & Analysis or Plan of Operation

You should read the following plan of operation together with our audited financial statements and related notes appearing elsewhere in this prospectus. This plan of operation contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" or elsewhere in this prospectus.

Plan of Operation

We were incorporated in the State of Delaware on July 28, 2014 and are a development stage company. Our company has developed a business plan for an application that will connect via Bluetooth or similar technology to a Tablet or iPad that is connected to the cash register at a retail outlet. Registered stores who purchase the Back Office application for a minimal yearly service charge will be able to use a standard register to tally total purchases, then scan the receipt, transfer it to the Tablet or iPad device and then, via Bluetooth or similar technology, send the receipt to the purchaser’s iPhone in a non-editable format such as an image or protected PDF format. Each receipt will be saved under a unique file name which will include date and time stamp.

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To promote the application, initially planned for iOS operating systems running on iPhone and iPad devices, the Company will create a website from which Vendors can purchase the Back Office and users can download the Front Office application, which we believe will be offered at no cost. The company will generate income via a yearly service charge to Vendors and advertisements that appear while the application is in use. The application will have an interface for the end-user that will enable them to sort, view, delete or email receipts that have been saved to the system.

The company plans to work with a third party programmers and web developers to create the solution consisting of a Back Office application used by the Vendor and a Front Office application used by an End-User on a Smartphone. Both applications will be available for download from the website, which is expected to include additional resources such as a knowledge base of articles and promotional and marketing materials. We plan to work with marketing and social media experts to determine the best way to promote the site and brand our offering. We will also need to hire user interface experts to optimize the graphic user interfaces of both the Back Office and the Front Office.

We plan to monetize the site through several means, including topic-based advertisements; local, national, global and corporate sponsors, and more. While the base service will be free to end-users, we believe that we can earn additional revenue by charging the Vendor a minimal yearly membership fee, as well as by adding advertisements and other revenue-generating elements to both the website and the applications. A full set of for-pay Vendor and end-user benefits will need to be discussed with the development agency we hire. Some of the initially planned features may need to be shifted to later development cycles.

As of February 17 2015, we have not yet registered a domain name/address nor secured the services of a hosting agent.

The cost of creating the website is approximately $7,500 and the additional cost for tests and debugging and making it available for the public is too estimated at an additional $2,500.

Our plan of operation includes the following stages. We expect to complete all stages within 10-12 months. We do not have an individual estimate of how long each stage will take, as this will depend on the agency we choose and the plan of action they choose or are assigned to perform.

Stage 1: Preparation of the design requirements for the Front and Back Office applications. This stage includes identifying a list of requirements for each application, including general menu flow, graphic elements required, overall workflow of what each user is required to do to complete the task, etc. Included in this stage is recruiting efforts to identify appropriate programmers, user interface experts, and marketing agencies who will not only bring the services to market, but cooperate in the earliest stages in the design stage. This stage should include not only a list of features, but a detailed plan the priority of development for each feature as well as an understanding of how long each feature will take to develop, and the roadmap for development for a period of approximately 2-4 months. During this phase, we will rely heavily on the services of the user interface consultant, moderately on the web development services and somewhat on the marketing agency chosen to assist us in bringing our solutions to market.

Stage 2: Programming of the Applications: While Stage 1 involved defining the design requirements, Stage 2 includes creating the applications. This combines the efforts of several team members, including programmers identified in Stage 1, graphic artists to design the interface elements, a QA (Quality Assurance) team to ensure that all elements of the application work properly and are fully tested, etc. This stage will rely heavily on the programmers and user interface consultant and is expected to take approximately 5 months to complete. Depending on available funds, it may be possible to begin Stage 3 concurrently with Stage 2. In this stage, developers will concentrate only on creating a Front Office application that will run on an iPhone. The developers will determine which iOS platforms to support.

Stage 3: By Stage 3, the major interface design and implementation should be mostly planned and perhaps implemented. In Stage 3, we plan to focus on the website design and creation. This will include setting up a Download page where Vendors and end-users can download the Front and Back office applications, numerous pages to explain the solution, its benefits and features, a knowledge base to help users become more familiar with the applications, etc. This will be accomplished by a third party agency which will determine the best tool to use and work with the graphic artist to ensure the look and feel of the website is similar to that of the applications. At this point, we will begin to seek a social media expert to begin creating the social networks using tools such as Twitter, LinkedIn and Facebook. Other tools may be used as well. Development during this stage should be reduced to a level of ongoing features which will be continued post launch. It is expected that this stage will take approximately 3 months to complete.

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Stage 4: Once Stage 2 is complete and the applications are ready for release and once Stage 3 is complete and we have a working website, we will be ready to go to market. Stage 4 combined a preliminary round of Beta testing in which we will select a small group of test users – both Vendors and purchasers and ask them to use the solution and provide us with feedback. Stage 4 will involve fixing any bugs identified in previous stages combined with an aggressive marketing and social media campaign to launch the solution. We may consider approaching large retail outlets with an offer to include our solutions to their branches and we will rely heavily on our marketing partners for additional outreach ideas. This stage is estimated to take 1-2 months.

Future plans: Beyond these four stages, our Company plans to slowly adapt our solutions to run on additional platforms, for example Android devices.

	40%	60%	80%	100%
General working capital	$—	$—	$500	$8,500
Application Development	—	4,500	10,000	10,000
SEC compliance fees; legal, accounting, and transfer agent fees	4,500	8,000	10,000	10,000

Total	$4,500	$12,500	$20,500	$28,500

Our Offering expenses are comprised of legal and accounting expenses and transfer agent fees relating to the Offering. Our Officers and Directors will not receive any compensation for their efforts in selling our Shares.

We intend to use the proceeds of this Offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this Offering, we will issue an amended prospectus reflecting the new uses.

In all instances, after the effectiveness of this Registration Statement, the Company will need some amount of working capital to maintain its general existence and comply with its public reporting obligations. Our Company estimates that we will need approximately an additional $10,000 per year to cover additional expenses for public reporting, legal fees, accounting, auditing, and transfer of agent fees. The Company recognizes that if it does not raise net proceeds of at least $20,500 in this Offering, it will have to seek additional funds to cover these expenses. The $20,500 in net proceeds that we need to stay in business for twelve months is comprised of (i)$10,000 for public reporting expenses (ii) $10,000 for the development of the application and $500 for working capital. While the existing liabilities on our balance sheet also include $2,900 in shareholder loans, the shareholder loans do not have a fixed repayment date, and will not be paid out of the Net Offering , and the Offering costs will also be paid out of the gross proceeds from the Offering. The net proceeds from the Offering will not be used to pay either of these liabilities.

The Company will fail if it does not raise a minimum of gross proceeds of $32,000 and the Director will not be able to fund the Company

 In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors, who will have little ability to influence these decisions.

Our auditors have issued an opinion on our financial statements which includes a statement describing our going concern status. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills and meet our other financial obligations. This is because we have not generated any revenues, and no revenues are anticipated until we begin marketing the service. Accordingly, we must raise capital from sources other than the actual sale of the service. We must raise capital to implement our project and stay in business. Even if we raise the maximum amount of money in this Offering, we do not know how long the money will last; however, we do believe it will last at least twelve months.

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General Working Capital

We may be wrong in our estimates of funds required in order to proceed with executing our general business plan described herein. Should we need additional funds, we would attempt to raise these funds through additional private placements or by the issuance of convertible debt by the company as it starts to plan to seek further financing through the placing of equity and/or debt securities in Q2 of 2015. The company currently has no arrangements with any entities with regard to this debt. We do not have any arrangements with potential investors or lenders to provide such funds, and there is no assurance that such additional financing will be available when required in order to proceed with the business plan, or that our ability to respond to competition or changes in the market place or to exploit opportunities will not be limited by lack of available capital financing. If we are unsuccessful in securing the additional capital needed to continue operations within the time required, we may not be in a position to continue operations.

We can offer no assurance that we will raise any funds in this Offering. As disclosed above, we have no revenues and, as such, if we are unable to raise net proceeds of at least $30,000, we may attempt to sell the Company or be forced to file for bankruptcy within twelve months. We do not have any current intentions, negotiations, or arrangements to merge or sell the Company.

The Company has, as of February 17 , 2015, 0 cash and will need to seek additional funds in addition to the gross proceeds raised from the Offering, through equity financing to bring it product to market

We are not aware of any material trend, event or capital commitment, which would potentially adversely affect liquidity. We may need additional funds. In this case, we would attempt to raise these funds through additional private placements or by the issuance of convertible debt by the company as it starts to plan to seek further financing through the placing of equity and/or debt securities. The company currently has no arrangements with any entities with regard to this debt. We do not have any arrangements with potential investors or lenders to provide such funds and there is no assurance that such additional financing will be available when required in order to proceed with the business plan or that our ability to respond to competition or changes in the market place or to exploit opportunities will not be limited by lack of available capital financing. If we are unsuccessful in securing additional capital needed to continue operations within the time required, we may not be in a position to continue operations.

Quantitative and Qualitative Disclosures about Market Risk

Management does not believe that we face any material market risk exposure with respect to derivative or other financial instruments or otherwise.

Analysis of Financial Condition and Results of Operations

The Company has had limited operations since its inception and limited funds. Since our business was formed, we have incurred the following business expenses: incorporation fees, purchase of the patent application, legal and accounting fees, S-1 preparation and filing fees and transfer agent and other small miscellaneous fees. The Company plans to raise equity from this Offering and through additional private placements or by the issuance of convertible debt. There are currently no arrangements in place of any form of financing; however the Company is not aware of any uncertainties and or other events that will preclude the Company from raising equity in the normal manner of its business conducts. The Company has no commitments for capital expenditures and is not aware of any material trends that will have a favorable and/or unfavorable outcome on the Company seeking in the future equity financing. The Company has limited operations and is not aware of any trends or uncertainties that will have an impact on the Company’s future operations. The Company has no off-balance sheet arrangements. The Company has no contractual obligations, long-term debt, capital leases, operating leases, purchase obligations at this time other than its current liabilities reflected in the Financial Statements as at December 31, 2014.

Other

Except for historical information contained herein, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements.

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Recently Issued Accounting Pronouncements

Comprehensive Income

In May 2012, the FASB issued “Comprehensive Income: Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income (“AOCI”)” which improves the reporting of reclassifications out of AOCI. The amendment requires an entity to report the effect of significant reclassifications out of AOCI on the respective line items in net income. For other amounts not required to be reclassified to net income, an entity is required to cross-reference other disclosures required under U.S. GAAP that provide additional detail about these amounts. This amendment became effective January 1, 2013 and the effect of adopting this updated guidance did not have an impact on the Company’s financial position or results of operations.

Presentation of Unrecognized Tax Benefits

In July 2013, the FASB issued “Income Taxes: Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carry forward, a Similar Tax Loss, or a Tax Credit Carry forward Exists” which improves the reporting of unrecognized tax benefits. The amendment requires an entity to present an unrecognized tax benefit as a reduction to deferred tax assets for NOLs or tax credit carry forward, unless the NOL or tax credit carry forward is not available under the tax law or not intended to be used as of the reporting date to settle any additional income taxes that would be due from the disallowance of a tax position. Under that exception, the unrecognized tax benefit should be presented as a liability instead of being netted against deferred tax assets for NOLs or tax credit carry forward. This amendment is effective for fiscal quarters and years beginning after December 15, 2013. The Company adopted this updated guidance early and it did not have an impact on the Company’s financial position or results of operations.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Inflation

The amounts presented in the financial statements do not provide for the effect of inflation on the Company’s operations or its financial position. Amounts shown for machinery, equipment, and leasehold improvements and for costs and expenses reflect historical cost and do not necessarily represent replacement cost. The Company believes that the current inflation does not have a material impact on the net operating loss.

Market for Common Equity

Related Stockholder Matters

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the Registration Statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority, FINRA for our common stock to eligible for trading. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Security Holders

As of February 17 , 2015, there were 6,000,000 Shares of common stock issued and outstanding, which were held by one stockholder of record.

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Dividend Policy

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our current financial condition at such time; results of operations; capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends.

Securities Authorized Under Equity Compensation Plans

We have no equity compensation plans.

Directors, Executive Officers, Promoters

Control Persons

Directors and Executive Officers

The following table sets forth certain information regarding the members of our Board of Directors and our executive officers as of February 17 , 2015

Name	Age	Positions and Offices Held

YAIR DAVID GUTTMAN	30	CEO,DIRECTOR,SECRETARY AND INTERNAL ACCOUNTING OFFICER

Our Director holds office until the next annual meeting of our stockholders or until his successor/s is/are duly elected and qualified. According to our bylaws, if a director is elected by cumulative voting, a director may be removed only by the shareholders and then only when the votes cast against his removal would not be sufficient to elect him if voted cumulatively at an election at which the same total number of votes were cast and the entire board or the entire class of directors of which he is a member were then being elected.

Set forth below is a summary description of the principal occupation and business experience of our Director and executive officer for at least the last five years.

Mr. Guttman has served as our President, Secretary, Director and Internal accounting Officer since inception..

Mr Guttman studied in Lakewood Jewish Institute jewish studies and Jewish History in Lakewood USA, between January 2008 and September 2010 and since then has been managing a Book Store including the management operations , financial and controlling activites in Male Amos in Male Amos in Israel , until present.

Mr. Guttmann does not have technical expertise, experience or education in computer software or software development and a prototype of the prospective application has not been developed however the details of the business plan model has been consulted with related technical engineer consultants.

(See risk factor 11)

The Board believes that Mr. Guttman should serve as a Director and Chief Executive Officer and Internal Accounting Officer due to his business and administrative experience, all of which enable him to provide oversight and direction of the Company, including overseeing its business operations and bringing the Company to its objective goals.

Each Director of the Company serves for a term of one year or until the successor is elected at the Company's annual stockholders' meeting and is qualified, subject to removal by the Company's stockholders. Each Officer serves, at the pleasure of the Board of Directors, for a term of one year and until the successor is elected at the annual meeting of the Board of Directors and is qualified.

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Audit Committee and Financial Expert

We do not have an audit committee or an audit committee financial expert. Our corporate financial affairs are simple at this stage of development and each financial transaction can be viewed by any officer or Director at will.

Code of Ethics

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers; however, the Company plans to implement such a code in the r second quarter of 2015.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with our Executives / Directors.

Involvement in Certain Legal Proceedings

We are not aware of any material legal proceedings that have occurred within the past five years concerning any Director, Director nominee, or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

Executive Compensation

We have not paid, nor do we owe, any compensation to our Executive Officer. We have not paid any compensation to any Officers since our inception to date. We have no employment agreements with any of executive officers or employees.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year (1)	Salary	Bonus	Stock Awards	Option Awards	NonEquity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Yair David Guttman

President and Director and for the period July 28, 2014 thru December 31, 2014	2014	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

(1)	We were incorporated on July 28, 2014.

(2)	No compensation has been paid in 2014

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Option/SAR Grants

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any Director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or Directors since we were founded.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any Executive Officer or any Director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our officer or Director or employees or consultants since we were founded.

Compensation of Directors

There are no arrangements pursuant to which our Director is or will be compensated in the future for any services provided as a Director.

Employment Contracts, Termination of Employment

Change-in-control Arrangements

There are currently no employment agreements or other contracts or arrangements with our Officer or Director. There are no compensation plans or arrangements, including payments to be made by us, with respect to our Officer, Director or Consultants that would result from the resignation, retirement or any other termination of our Director, officer or any consultants. There are no arrangements for our Director, Officer, Employees or Consultants that would result from a change-in-control.

Certain Relationships and Related Transactions

Other than the transactions discussed below, we have not entered into any transaction, nor are there any proposed transactions in which our Director, executive officer, stockholders or any member of the immediate family of the foregoing had or is to have a direct or indirect material interest.

 On December 1 , 2014, the Company issued 6,000,000 common shares to its Director for consideration of $0.0001 per share , $600 which was offset as a reduction from the Officer Loan Account.

As of February 17 2015, loans from related parties amounted to $2,900. represent working capital advances from the Company’s sole officer who is also the sole stockholder of the Company. The loans are unsecured, non-interest bearing, and due on demand.

Lease Arrangement

The Company has an oral arrangement with the Director for the use of the Home for current operations which are minimal at no cost until the Company will raise funds pursuant to its registration Statement. The Company intends to file a copy of any new written lease agreements (with consideration) accordingly, when applicable in its future periodic report filings.

Loan Agreement

The Company has oral arrangements with its Director/CEO who will and has agreed to fund the current minimum required funds (Interest free) needed to meet the minimum ongoing operations of the Company for a period of not less than the following twelve months.

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The agreement is not legally binding as it is discretionary and only covers the costs of the periodic filings and not costs associated with the implementation of the business plan.

The Company does not have any other promoters other than the Director Mr. Yair David Guttman.

Director Independence

According to Item 407 (a)(1)(ii), we are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent Directors.” We do not believe that any of our directors currently meets the definition of “independent” as promulgated by the rules and regulations of NASDAQ.

Security Ownership of Certain Beneficial Owners and Management

(i) The following table sets forth certain information concerning the ownership of the Common Stock by (a) each person who, to the best of our knowledge, beneficially owned on that date more than 5% of our outstanding common stock, (b) each of our Directors and executive officers and (c) all current Directors and executive officers as a group. The following table is based upon an aggregate of 6,000,000 Shares of our common stock outstanding as of  February 17, 2015

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned or Right to Direct Vote (1)	Percent of Common Stock Beneficially Owned or Right to Direct Vote (1)

YAIR DAVID GUTTMAN Maale Amos 40 MAALE AMOS 90966 ISRAEL	6,000,000	100%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, Shares of common stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the date of the information in this table are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to our knowledge, each person listed is believed to have sole voting and investment power with respect to all Shares of common stock owned by such person.

Legal Proceedings

There are no pending legal proceedings to which the Company or any Director, officer or affiliate of the Company, any owner of record or beneficial holder of more than 5% of any class of voting securities of the Company, or security holder is a party that is adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

Description of Securities

The following description of our capital stock is a summary and is qualified by the provisions of our Certificate of Incorporation, with amendments, all of which have been filed as exhibits to our Registration Statement of which this prospectus is a part.

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Our Common Stock

We are authorized to issue 480,000,000 Shares of our Common Stock, $0.0001 par value, of which, as of December 31 2014, 6,000,000 Shares are issued and outstanding. Holders of Shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Under Delaware Law, a corporation’s stockholders may appoint Directors by cumulative voting as set forth in its certificate of incorporation, however, our certificate of incorporation does not include such a right, and therefore our holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Pursuant to Article X, Section 6 of our by-laws we have the ability to hold our shareholders liable for calls on partly paid Shares in accordance with Delaware General Corporations Law §156 and to redeem Shares called by us in accordance with Delaware General Corporations Law §160. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Delaware General Corporations Law §156 states that the corporation MAY (emphasis added) issue Shares as partially paid and subject to a call on the remaining amount due for the purchase of the issued Shares. At the present time, the Corporation has not intent to issue Shares for partial payment”

The restrictions on the ability of shareholders to call meetings in Article III, the authority of your board of directors to set the size of your board and appoint directors in Article V, and limitations on the ability to remove directors in Article V of Exhibit 3.2 would have an effect of delaying, deferring, or preventing a change in control.

Article III, Section 2, states, “Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman or the president or vice president (if any) or secretary at the request in writing of the majority of the members of the Board of Directors or holders of a majority of the total voting power of all outstanding Shares of stock of this corporation then entitled to vote, and may not be called by the stockholders absent such request. Any such request shall state the purpose or purposes of the proposed meeting.” Accordingly, it would take shareholders owning a majority of the Shares to call such a meeting. In the event that management owns a majority of the Shares entitled to vote, the minority shareholders would have no authority to call a special meeting in the event they wished to attempt to remove the management of the Company.

Article V, Section 1 states, “The first Board of Directors and all subsequent Boards of the Corporation shall consist of at least one person, unless and until otherwise determined by vote of a majority of the entire Board of Directors. Directors shall be at least eighteen years of age and need not be residents of the State of Delaware nor shareholders of the corporation. The directors, other than the first Board of Directors, shall be elected at the annual meeting of the shareholders, except as hereinafter provided, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first Board of Directors shall hold office until the first annual meeting of shareholders.” The effect of this provision precludes the minority shareholders from being able to affect the number of directors of the Company because the current members of the Board of Directors have the sole authority to determine the number of directors. Since the minority shareholders cannot elect any directors, where the absence of cumulative voting is in existence, as currently exists, the minority shareholders can never elect a director of their choosing. This effectively precludes any takeover attempt without the approval of the directors then sitting on the Board

Our Preferred Stock

We are authorized to issue 20,000,000 preferred stock.

No preferred stock has been issued

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Anti-Takeover Effects Of Provisions of the Articles of Incorporation Authorized and Unissued Stock

The authorized but unissued Shares of our common stock are available for future issuance without our stockholders’ approval. These additional Shares may be utilized for a variety of corporate purposes including but not limited to future public or direct Offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such Shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the Shares held by a potential suitor or issuing Shares to a stockholder that will vote in accordance with the Company’s Board of Directors’ desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their Shares of stock compared to the then-existing market price.

Shares Eligible for Future Sale

Prior to this Offering, there has been no public market for our common stock. We cannot predict the effect, if any, that market sales of Shares of our common stock or the availability of Shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this Offering, assuming all of the offered Shares are purchased, we will have a total of 10,000,000 Shares of common stock outstanding. The 1,000,000 Shares sold in this Offering will be freely tradable without restriction, or further registration under the Securities Act, unless those Shares are acquired by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. The remaining 6,000,000 Shares of common stock outstanding will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

As of February 17 , 2015, there is one stockholder of record holding a total of 6,000,000 Shares of our common stock. All of our issued Shares of common stock are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. All of these 6,000,000 Shares are held by our “affiliate”, as such term is defined in Rule 144, and as long as the Company is a non-fully - reporting issuer and has operations for at least a year, the Shares may be sold in the public market commencing one year after their acquisition, subject to the availability of current public information, volume restrictions, and certain restrictions on the manner of sale. If the Company becomes a fully -reporting issuer, the holding period is reduced to six months, but the other restrictions remain in place. Since we have not commenced operations and we have nominal operations and nominal non-cash assets, we are considered an issuer with no or nominal operations and no or nominal non-cash assets, and Rule 144(i) applies to us. Therefore, our stockholders holding unregistered Shares will be unable to use Rule 144 to resell their stock until at least 12 months after we have operations and more than nominal assets.

Plan of Distribution

We are offering for sale a maximum of 1,000,000 Shares of our common stock in a self-underwritten Offering directly to the public at a price of $0.04 per share. There is no minimum amount of Shares that we must sell in our direct Offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, Offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the Shares without any underwriting discounts or commissions. The purchase price is $0.04 per share. If all 1,000,000 Shares are not sold within 180 days from the date hereof, (unless which may be extended an additional 90 days in our sole discretion as needed to complete the offering ), the Offering for the balance of the Shares will terminate and no further Shares will be sold.

Our Offering price of $0.04 per share was arbitrarily decided upon by our management and is not based upon earnings or operating history, does not reflect our actual value, and bears no relation to our earnings, assets, book value, net worth, or any other recognized criteria of value. No independent investment banking firm has been retained to assist in determining the Offering price for the Shares. Such Offering price was not based on the price of the issuance to our founders. Accordingly, the Offering price should not be regarded as an indication of any future price of our stock.

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 We anticipate applying for trading of our common stock on the over-the-counter (OTC) Bulletin Board upon the effectiveness of the Registration Statement of which this prospectus forms a part. To have our securities quoted on the OTC Bulletin Board we must: (1) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (2) have at least one market maker who completes and files a Form 211 with FINRA Regulation, Inc. The OTC Bulletin Board differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market or exchange; and, (2) securities admitted to quotation are offered by one or more broker-dealers rather than "specialists" which operate in stock exchanges. We have not yet engaged a market maker to help us apply for quotation on the OTC Bulletin Board, and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the FINRA regarding our Form 211 application.

There is currently no market for our Shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our Shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

We intend to sell the Shares in this Offering through Mr. Yair David Guttman, the CEO and Director of the Company. He will receive no commission from the sale of any Shares. He will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the Offering of the issuer's securities and not be deemed to be a broker/dealer. As Mr. Yair David Guttman is both a US and an Israeli citizen and as he does not reside in the US, this offer will primarily be directed to residents of Israel. Because the site will be primarily in English, with potential for localization to other languages in the future, we favor the idea of hiring United States-based marketing and development consultants for pursuing the business model only, and have established a corporation in the United States, and our Director has pursued this connection. However, his primary sales connections are in Israel and as such, will be directed to this market. Should he choose to attempt to sell Shares in the United States, he is aware that this will present challenges and the attempt may not be successful. These challenges include, but may not be limited to, having a Company incorporated in the United States with offices, director, and officer in a foreign country, in this case, Israel, and which primarily plans sales for the Israeli market initially, as well as other factors listed in the Risk Factors sections.

The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and Offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

We will not utilize the Internet to advertise our Offering.

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OFFERING PERIOD AND EXPIRATION DATE

This Offering will start on the date of this Registration Statement as declared effective by the SEC and continue for a period of 180 days. We may extend the Offering period for an additional 90 days, if we have not been able to raise the money by the end of the initial period. We will not accept any money until this Registration Statement is declared effective by the SEC. Once investors execute and deliver the subscription agreement with funds and we accept such subscription, they will be entitled to their Shares and become registered shareholders with all the rights and privileges that entails. We will issue stock certificates to investors as soon as practicable after acceptance of the subscription.

PROCEDURES FOR SUBSCRIBING

We will not accept any money until this Registration Statement is declared effective by the SEC. Once the Registration Statement is declared effective by the SEC, if you decide to subscribe for any Shares in this Offering, you must:

1. Execute and deliver a subscription agreement

2. Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Global Technologies Corp."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by us to the subscriber within 3 business days of our having received the monies, without interest or deductions.

Underwriters

We have no underwriter and do not intend to have one. In the event that we sell or intend to sell by means of any arrangement with an underwriter, then we will file a post-effective amendment to this S-1 to accurately reflect the changes to us and our financial affairs and any new risk factors, and in particular to disclose such material relevant to this Plan of Distribution.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with Offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distribute.

Section 15(G) of the Exchange Act

Our Shares are penny stocks covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities, including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

Changes In and Disagreements with Accountants On Accounting And Financial Disclosure

Weinberg and Bear is our registered independent auditor. There have not been any changes in or disagreements with our auditors on accounting and financial disclosure or any other matter.

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Indemnification for Securities Act Liabilities

Our bylaws in Article XII provide that to the fullest extent permitted by Delaware law, the Company shall indemnify our Director and officer against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the corporation.

The indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against the director for breach of his fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against the director and officer, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against the director and officers pursuant to these indemnification provisions. We believe that the indemnification provisions in our bylaws are necessary to attract and retain qualified persons as Director and officer.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Legal Matters

The legal opinion rendered by Thomas Craft , Esq. regarding the common stock of the Company to be registered on Form S-1 is as set forth in his opinion letter included in this prospectus.

Experts

Our financial statements as of December 31, 2014, and for the period then ended and cumulative from inception (July 28, 2014), appearing in this prospectus and Registration Statement have been audited by Weinberg and Bear an independent registered Public Accounting Firm, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or Offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the Offering, a substantial interest, directly or indirectly, in the Registrant or any of its parents or subsidiaries. Nor was any such person connected with the Registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

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Available Information

We have filed with the SEC a Registration Statement on Form S-1, including exhibits, schedules and amendments filed with the Registration Statement, under the Securities Act with respect to the Shares of common stock being offered. This prospectus does not contain all of the information described in the Registration Statement and the related exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. A copy of the Registration Statement and the related exhibits, schedules and amendments may be inspected without charge at the public reference facilities maintained by the SEC in Washington D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from these offices upon the payment of the fees prescribed by the SEC. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding Registrants that file electronically with the SEC. The address of the site is http://www.sec.gov

Reports to Security Holders

We will make available to securities holders an annual report, including audited financials, on Form 10-K. While we intend to file a Form 8-A promptly after this Registration Statement becomes effective and thereby become a “reporting issuer” under Section 12 of the Securities Exchange Act of 1934, we are not currently a reporting issuer and upon this Registration Statement becoming effective we will be required under Section 15(d) of the Exchange Act to file the periodic reports required by Section 13(a) of the Exchange Act with respect to each class of securities covered by our Registration Statement. These reporting obligations may be automatically suspended under Section 15(d) of the Exchange Act if on the first day of any fiscal year other than the fiscal year in which our Registration Statement became effective there are fewer than 300 shareholders. On the other hand, if we become a reporting issuer under Section 12 of the Securities Exchange Act of 1934, we will be subject to all of the obligations incumbent on a company with securities registered under Section 12 of the Exchange Act, including the continuing obligation to file the Section 13(a) reports; the directors, officers, and principal stockholders beneficial ownership disclosure requirements of Section 16 of the Exchange Act; and the proxy rules and regulations of Section 14 of the Exchange Act.

We furnish to our shareholders the Financial Statements for the Year ending December 31, 2014.

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GLOBAL TECHNOLOGIES CORP.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

DECEMBER 31, 2014

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REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders

of Global Technologies Corp.:

We have audited the accompanying balance sheet of Global Technologies Corp. (a Delaware corporation in the development stage) as of December 31, 2014, and the related statements of operations, stockholders’ equity, and cash flows for the period from inception (July 28, 2014) through December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Technologies Corp. as of December 31, 2014, and the results of its operations and its cash flows for the period inception (July 28, 2014) through December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of December 31, 2014, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

Weinberg & Baer LLC

Baltimore, Maryland

January 26, 2015

F-1

GLOBAL TECHNOLOGIES CORP.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

As of
December 31,
2014
ASSETS
Current Assets:
Cash	$—

Total current assets	—

Total Assets	$—

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current Liabilities:
Loans from related parties - Directors and stockholders	$2,900

Total current liabilities	2,900

Total liabilities	2,900

Commitments and Contingencies

Stockholders' (Deficit):
Preferred stock, par value $.0001 per share, shares 10,000,000
shares authorized	—
Common stock, par value $.0001 per share, 490,000,000 shares
authorized; 6,000,000 shares issued and outstanding	600
(Deficit) accumulated during the development stage	(3,500)

Total stockholders' (deficit)	(2,900)

Total Liabilities and Stockholders' (Deficit)	$—

The accompanying notes to financial statements are
an integral part of this balance sheet.

F-2

GLOBAL TECHNOLOGIES CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

July 28, 2014
to
December 31, 2014

Revenues	$—

General and Administrative Expenses	3,500

Total expenses	3,500

(Loss) from Operations	(3,500)

Other Income (Expense)	—

Provision for income taxes	—

Net (Loss)	$(3,500)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.00)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	1,184,713

The accompanying notes to financial statements are an integral part of these financial statements.

F-3

GLOBAL TECHNOLOGIES CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

			(Deficit)
			Accumulated
			During the
	Common Stock		Development
	Shares	Amount	Stage	Totals

Balance - at inception	—	$—	$—	$—

Common stock issued for forgiveness of debt ($0.0001 per share)	6,000,000	600	—	600

Net (loss) for the period	—	—	(3,500)	(3,500)

Balance - December 31, 2014	6,000,000	$600	$(3,500)	$(2,900)

The accompanying notes to financial statements are an integral part of these financial statements.

F-4

GLOBAL TECHNOLOGIES CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

July 28, 2014
to
December 31, 2014

Operating Activities:
Net (loss)	$(3,500)
Adjustments to reconcile net (loss) to net cash
(used in) operating activities:
Changes in net assets and liabilities-
Accounts payable and accrued liabilities

Net Cash Used in Operating Activities	(3,500)

Investing Activities:	—

Net Cash Used in Investing Activities	—

Financing Activities:
Loans from related parties - directors and stockholders	3,500

Net Cash Provided by Financing Activities	3,500

Net (Decrease) Increase in Cash	—

Cash - Beginning of Period	—

Cash - End of Period	$—

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$—
Income taxes	$—

Non-cash Investing and Financing Activities:
Payment of stock subscriptions by forgiveness of debt	$600

The accompanying notes to financial statements are an integral part of these financial statements.

F-5

GLOBAL TECHNOLOGIES CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(1)  Summary of Significant Accounting Policies

Basis of Presentation and Organization

Global Technologies Corp. (“Global Technologies” or the “Company”) is a Delaware corporation in the development stage and has commenced limited operations. The Company was incorporated under the laws of the State of Delaware on July 28, 2014. The company has developed a business plan for a software solution that will connect via Bluetooth or similar technology to a Tablet or iPad that is connected to the cash register at a retail outlet.

The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended December 31, 2014.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

F-6

Fair Value of Financial Instruments

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) a reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of December 31, 2014, the carrying value of loans approximated fair value due to the short-term nature and maturity of these instruments.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives when events or circumstances lead management to believe that the carrying value of an asset may not be recoverable. For the period ended December 31, 2014, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are expensed as incurred.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 2014, and expenses for the period ended December 31, 2014. Actual results could differ from those estimates made by management.

F-7

Fiscal Year End

The Company has adopted a fiscal year end of December 31.

Recent Accounting Pronouncements

In June 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-10, “Development Stage Entities (Topic 915) Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation”. This ASU does the following among other things: a) eliminates the requirement to present inception-to-date information on the statements of income, cash flows, and shareholders’ equity, b) eliminates the need to label the financial statements as those of a development stage entity, c) eliminates the need to disclose a description of the development stage activities in which the entity is engaged, and d) amends FASB ASC 275, Risks and Uncertainties, to clarify that information on risks and uncertainties for entities that have not commenced planned principal operations is required. The amendments in ASU No. 2014-10 related to the elimination of Topic 915 disclosures and the additional disclosure for Topic 275 are effective for public companies for annual and interim reporting periods beginning after December 15, 2014. Early adoption is permitted. The Company has evaluated this ASU and early adopted beginning with the year ended December 31, 2014.

In August 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-15, “Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern” (“ASU 2014-15”). ASU 2014-15 is intended to define managements responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. The amendments in this ASU are effective for reporting periods beginning after December 15, 2016, with early adoption permitted. The Company is currently assessing the impact the adoption of ASU 2014-15 will have on its financial statements.

There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries.  None of the updates are expected to a have a material impact on the Company's financial position, results of operations or cash flows.

(2)  Development Stage Activities and Going Concern

The Company is currently in the development stage, and has limited operations. The company has developed a business plan for a software solution that will connect via Bluetooth or similar technology to a Tablet or iPad that is connected to the cash register at a retail outlet.

The Company is authorized to issue 490,000,000 common shares and 10,000,000 preferred shares with a par value of $0.0001

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of December 31, 2014, the cash resources of the Company were insufficient to meet its current business plan, and the Company had negative working capital. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)  Loans from Related Parties - Directors and Stockholders

As of December 31, 2014, loans from related parties amounted to $2,900 and represented working capital advances from Directors who are also stockholders of the Company. The loans are unsecured, non-interest bearing, and due on demand.

F-8

(4)  Equity

The Company is authorized to issue 490,000,000 common shares and 10,000,000 preferred shares with a par value of $0.0001.

On December 1, 2014, the Company issued 6,000,000 shares of its common stock to its Director for a forgiveness of a loan of $600.

(5)  Income Taxes

The provision (benefit) for income taxes for the period ended December 31, 2014, was as follows (assuming a 34% effective tax rate):

2014
Current Tax Provision:
Federal-
Taxable income	$—
Total current tax provision	$—

Deferred Tax Provision:
Federal-
Loss carryforwards	$1,190
Change in valuation allowance	(1,190)
Total deferred tax provision	$—

The Company had deferred income tax assets as of December 31, 2014, as follows:

2014
Loss carryforwards	$1,190
Less - Valuation allowance	(1,190)
Total net deferred tax assets	$—

The Company provided a valuation allowance equal to the deferred income tax assets for the period ended December 31, 2014, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of December 31, 2014, the Company had approximately $3,500 in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and expire by the year 2034.

The Company did not identify any material uncertain tax positions.  The Company did not recognize any interest or penalties for unrecognized tax benefits.

The Company files income tax returns in the United States. All tax years are closed by expiration of the statute of limitations.

(6)  Related Party Transactions

As described in Note 4, as of December 31, 2014, the Company owed $2,900 to Directors, officers, and principal stockholders of the Company for working capital loans.

As described in Note 4, on December 1, 2014, the Company issued 6,000,000 shares of its common stock to its Director for a forgiveness of a loan of $600.

(7)  Subsequent Events

Subsequent events were evaluated through January 26, 2015, which is the date the financial statements were available to be issued.

F-9

PART II

“Dealer Prospectus Delivery Obligation

Until ________, 201_, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.”

Information Not Required in Prospectus

Item 24. Indemnification of Director and Officer

Article XII of our Bylaws provides that to the fullest extent permitted by Delaware law, the Company shall indemnify our Director and officer against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the corporation.

The indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against the director for breach of his fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against the director and officer, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against the director and officer pursuant to these indemnification provisions. We believe that the indemnification provisions in our bylaws are necessary to attract and retain qualified persons as Director and officer.

 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Directors, officer and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount

SEC Registration fee	$5

Transfer Agent Fees ( Estimated )	1,500

Accounting fees and expenses	5,000

Legal fees and expenses	5,000

Total:	$11,505

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Item 26. Recent Sales of Unregistered Securities

The following sets forth information regarding all sales of our unregistered securities during the past three years. None of the holders of the Shares issued below have subsequently transferred or disposed of their Shares and the list is also a current listing of the Company's stockholders.

On July 28, 2014, we issued a total of 6,000,000 Shares of our common stock to our Principal Executive Officer and Treasurer, Secretary and Principal Financial and Accounting Officer. The purchase price for such Shares was equal to their par value, $0.0001 per share, amounting in the aggregate for all 6,000,000 Shares to $600. None of these transactions involved any underwriters, underwriting discounts or commissions or any public Offering, and we believe these issuances were exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The Offering and sale were made in an offshore transaction and only to the following individual who is a non-U.S. resident, all in accordance with the requirements of Regulation S of the Securities Act.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned

Yair David Guttman Maale Amos 40 MAALE AMOS 90966 ISRAEL	6,000,000

Item 27. Undertakings

The undersigned Registrant hereby undertakes to:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

a)	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b)	reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this Registration Statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum Offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate Offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

c)	include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

41

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, we undertake that in a primary Offering of our securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	any preliminary prospectus or prospectus of the undersigned Registrant relating to the Offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

ii.	any free writing prospectus relating to the Offering prepared by or on our behalf or used or referred to by us;

iii.	the portion of any other free writing prospectus relating to the Offering containing material information about us or our securities provided by or on behalf of us; and

iv.	any other communication that is an offer in the Offering made by us to the purchaser.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an Offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our director, officer and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by our director, officer, or control person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amended # 3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jerusalem, State of Israel on February 17 , 2015 .

Global Technologies Corp.

Date February 17 2015	By:	/s/ YAIR DAVID GUTTMAN
YAIR DAVID GUTTMAN
President (Principal Executive Officer) Director Secretary (and Principal Accounting and Financial Officer )

Yair David Guttman is authorized to sign our document in the capacity of President and Principal Accounting and Financial Officer

43

Exhibits Table

EXHIBIT
NUMBER	DESCRIPTION

3.1	Articles of Incorporation of the Company

3.2	By-Laws of the Company

3.3	Form of Common Stock Certificate of the Company

5.1	Opinion of Legal Counsel

23.1	Consent of Weinberg and Bear CPA

23.2	Consent of legal counsel (see Exhibit 5.1)

99.1	Subscription Agreement

99.2	99.2 Verbal ( oral ) Arrangements with the Company

44